UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
Background

On September 24, 2013, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) with Gary L. Tilkin, a natural person (the “Seller”), and Global Futures & Forex, Ltd., a Michigan corporation (“GFT”), pursuant to which the Company purchased all of the issued and outstanding share capital of GFT from the Seller (the "Transaction").

Stock Purchase Agreement

Pursuant to the terms of the Stock Purchase Agreement, the Company purchased the shares of GFT for an aggregate purchase price consisting of (i) $20,000,000 in cash that was paid upon the closing of the Transaction on September 24, 2013 (the “Closing Date”), (ii) up to $20,000,000 in cash (the “Holdback Amount”) to be paid upon the settlement of certain liabilities of GFT after the Closing Date, (iii) 3,625,721 shares of the Company’s common stock and (iv) a term loan from the Seller in an amount equal to approximately $33,200,000 (the “Term Loan”). Under the terms of the Stock Purchase Agreement, the Seller has agreed to indemnify the Company for certain liabilities of GFT that are expected to be settled after the Closing Date. The Seller’s indemnification obligation for these liabilities shall first be settled out of the Holdback Amount, with any amounts in excess of the Holdback Amount being settled directly by the Seller or by reduction of the outstanding Term Loan. Upon settlement of 80% of these liabilities, the remaining Holdback Amount, if any, will be paid to the Seller, subject to certain conditions and terms.
Term Loan
The Term Loan will mature on the date that is five years from the Closing Date, and will bear interest at a rate of 8.0% per annum, payable quarterly. The Company will also make quarterly payments of principal in an amount of $1,500,000 per quarter, plus additional payments of principal based on (i) certain EBITDA thresholds of the Company, (ii) excess capital due to the elimination of regulatory requirements and (iii) net cash proceeds in connection with liquidity events, subject to de minimis thresholds and certain reinvestment rights; provided, that no payments, other than scheduled interest payments, are required to be made on the Term Loan until such time as 80% of the liabilities described above are settled.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements of the Company have been prepared to give effect to (i) the Transaction as if it had been consummated on June 30, 2013 for purposes of the pro forma condensed consolidated balance sheet and (ii) the Transaction and the Company's acquisition of Open E Cry, LLC (which was consummated in August 2012) as if each had been consummated on January 1, 2012 for purposes of the pro forma condensed consolidated statements of operations.

The historical financial data for the Company and GFT have been derived from their respective financial statements as of the date and for the periods indicated.

The pro forma adjustments are based on preliminary purchase price allocations. Actual allocations will be based on final appraisals and other analysis of the fair value of, among other items, identifiable intangible assets, goodwill, income taxes and contingencies. The allocations will be finalized after the data necessary to complete the appraisals and other analysis of the fair values of acquired assets and assumed liabilities are obtained and analyzed. Differences between the preliminary and final allocations could have a material impact on the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements as of and for the year ended December 31, 2012 and its unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2013, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the six months ended June 30, 2013, respectively, and GFT’s audited financial statements as of and for the year ended December 31, 2012 and its unaudited condensed consolidated financial statements for the six months ended June 30, 2013 included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that would have been achieved as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013
(in thousands)

	GAIN As Reported	GFT as Reported		Pro Forma Adjustments	Adjustment Reference	Pro Forma
ASSETS:
Cash and cash equivalents	$60,029	$38,186		$(10,000)	2	$88,215
Cash and securities held for customers	476,752	184,577		—		661,329
Short term investments, at fair value	797	—		—		797
Receivables from banks and brokers	97,382	66,198		(20,363)	4	143,217
Property and equipment, net of accumulated depreciation	10,966	6,633	*	882	5	18,481
Prepaid assets	7,184	2,832		—		10,016
Goodwill	9,690	—		3,246	6	12,936
Intangible assets, net	8,083	9,125	*	19,325	7	36,533
Other assets, net	18,540	3,961		12,077	8	34,578
Total assets	$689,423	$311,512		$5,167		$1,006,102
LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities
Payables to customers, brokers, dealers, FCMs and other regulated entities	$476,752	$211,555		(363)	4	$687,944
Accrued compensation and benefits	9,871	—		—		9,871
Accrued expenses and other liabilities	10,503	25,885		21,323	16	57,711
Income tax payable	3,246	—		—		3,246
Loan payable	10,000	—		23,200	3	33,200
Total Liabilities	$510,372	$237,440		$44,160		$791,972
Shareholders’ equity
Common stock	—	1,500		(1,500)	15	—
Accumulated other comprehensive (loss)/income	(2,618)	(3,630)		3,630	15	(2,618)
Additional paid-in capital	87,437	257		34,822	13	122,516
Treasury stock, at cost	(9,129)	—		—		(9,129)
Retained earnings	103,361	75,945		(75,945)	15	103,361
Total shareholders’ equity	179,051	74,072		(38,993)		214,130
Total liabilities and shareholders' equity	$689,423	$311,512		$5,167		$1,006,102

*GFT Property and equipment, net of accumulated depreciation, has been reclassified from the amount previously reported. $9.1 million relating to capitalized software costs has been reclassified to Intangible assets to align with the GAIN presentation.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(in thousands)

	GAIN as Reported	GFT As Reported*	Pro Forma Adjustments	Adjustment Reference	Pro Forma
REVENUE:
Trading revenue	$92,790	$63,196	$—		$155,986
Commission revenue	25,087	3,342	—		28,429
Other revenue	4,710	81	(376)	9	4,415
Total non-interest revenue	122,587	66,619	(376)		188,830
Interest revenue	421	99	—		520
Interest expense	(248)	(3)	(1,290)	10	(1,541)
Total net interest revenue/(expense)	173	96	(1,290)		(1,021)
Net revenue	122,760	66,715	(1,666)		187,809
EXPENSES:
Employee compensation and benefits	28,806	20,607	—		49,413
Selling and marketing	10,145	3,761	—		13,906
Trading expenses and commissions	33,050	33,419	(376)	9	66,093
General and administrative	11,964	8,398	—		20,362
Depreciation and amortization	3,382	4,213	(2,539)	17	5,056
Purchased intangible amortization	1,202	—	1,580	11	2,782
Communications and technology	4,253	6,010	—		10,263
Bad debt provision	386	(107)	—		279
Restructuring	—	—	—		—
Total	93,188	76,301	(1,335)		168,154
INCOME / (LOSS) BEFORE INCOME TAX EXPENSE	29,572	(9,586)	(331)		19,655
Income tax expense	8,130	407	(1,167)	12	7,370
NET INCOME / (LOSS)	21,442	(9,993)	836		12,285
Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustment	(3,867)	(3,776)	—		(7,643)
NET COMPREHENSIVE INCOME / (LOSS)	$17,575	$(13,769)	$836		$4,642
Earnings per common share:		.
Basic	$0.60				$0.27
Diluted	$0.56				$0.25
Weighted average common shares outstanding used in computing earnings per common share:
Basic	35,309,364		3,625,721	13	38,935,085
Diluted	38,213,715		3,625,721	13	41,839,436

*GFT Consolidated Statement of Operations has been reclassified from the amounts previously reported to align with the GAIN presentation.

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands)
	GAIN as Reported	OEC As Reported (Note 1)	GFT As Reported*	Pro Forma Adjustments	Adjustment Reference	Pro Forma
REVENUE:
Trading revenue	$127,520	$—	$89,076	$—		$216,596
Commission revenue	21,373	7,338	6,872	(294)	14	35,289
Other revenue	2,331	459	774	—		3,564
Total non-interest revenue	151,224	7,797	96,722	(294)		255,449
Interest revenue	627	22	468	—		1,117
Interest expense	(491)	(12)	(17)	(2,460)	10	(2,980)
Total net interest revenue/(expense)	136	10	451	(2,460)		(1,863)
Net revenue	151,360	7,807	97,173	(2,754)		253,586
EXPENSES:
Employee compensation and benefits	47,469	990	38,889	—		87,348
Selling and marketing	26,969	249	15,268	—		42,486
Trading expenses and commissions	38,047	5,664	38,339	(294)	14	81,756
General and administrative	19,950	1,763	15,209	—		36,922
Depreciation and amortization	4,921	396	9,507	(6,276)	17	8,548
Purchased intangible amortization	4,134	—	—	3,516	11	7,650
Communications and technology	7,736	8	13,289	—		21,033
Bad debt provision	634	—	—	—		634
Restructuring	358	161	240	—		759
Total	150,218	9,231	130,741	(3,054)		287,136
INCOME / (LOSS) BEFORE INCOME TAX EXPENSE	1,142	(1,424)	(33,568)	300		(33,550)
Income tax expense	(1,479)	(536)	489	(11,054)	12	(12,580)
NET INCOME / (LOSS)	2,621	(888)	(34,057)	11,354		(20,970)
Other comprehensive income/(loss), net of tax:
Foreign currency translation adjustment	933	—	2,940	—		3,873
NET COMPREHENSIVE INCOME / (LOSS)	$3,554	$(888)	$(31,117)	$11,354		$(17,097)
Earnings / (loss) per common share:
Basic	$0.08					$(0.63)
Diluted	$0.07					$(0.63)
Weighted average common shares outstanding used in computing earnings per common share:
Basic	34,940,800			3,625,721	13	38,566,521
Diluted	37,880,208			3,625,721	13	38,566,521

*GFT Consolidated Statement of Operations has been reclassified from the amounts previously reported to align with the GAIN presentation.
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.
The Company acquired Open E Cry ("OEC") as of August 31, 2012. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 includes financial results of OEC for the period from January 1, 2012 through August 31, 2012 when the acquisition of OEC by the Company was completed. OEC's financial results for the period from September 1, 2012 through December 31, 2012 are included as part of the Company's results of operations for the year ended December 31, 2012.

2.	Immediately prior to the closing of the Transaction, the $10.0 million outstanding under the Company's existing line of credit was repaid and the line of credit was terminated.

3.
Immediately prior to the closing of the Transaction, the $10.0 million outstanding under the Company's existing line of credit was repaid and the line of credit was terminated. In addition, at closing, the $33.2 million Term Loan was entered into with the Seller, resulting in an aggregate pro forma adjustment of $23.2 million, as reflected below:

(In thousands)
Term Loan	$33,200
Repayment of existing line of credit	(10,000)
Pro forma adjustment	$23,200

4.
The preliminary purchase price for GFT included a cash payment of $20.0 million paid upon the closing of the Transaction. This cash was held in the Company's bank and broker accounts and was in excess of the collateral the Company was required to hold.

In addition, the Company had a receivable of $0.4 million from GFT which was recorded in Receivables from banks and brokers. GFT recorded these amounts as Payables to customers, brokers, dealers, FCMs and other regulated entities. The aggregate pro forma adjustment is reflected below:

(In thousands)
Cash paid for GFT	$(20,000)
Elimination of GFT receivable	(363)
Pro forma adjustment	$(20,363)

5.
The estimated fair value of Property and equipment - net of accumulated depreciation acquired from GFT was $7.5 million, compared to the $6.6 million reported by GFT, resulting in the pro forma adjustment reflected below:

(In thousands)
Fair value of property and equipment acquired	$7,515
Less property and equipment reported by GFT	(6,633)
Pro forma adjustment	$882

The fair value of the Property and equipment - net of accumulated depreciation acquired is based on the replacement/reproduction cost combined with an assessment of remaining useful life.

6.	The preliminary purchase price of GFT was derived as follows:

(In thousands)
Cash	$40,000
Term Loan	33,200
Common Stock issued	35,079
Preliminary working capital adjustment	356
Total purchase price	$108,635

The preliminary purchase price was allocated to the fair value of various assets and liabilities, resulting in pro forma adjustments to Intangible assets, net and Goodwill as reflected below:

(In thousands)
Cash and cash equivalents acquired	$38,186
Cash and cash equivalents held for customers acquired	184,577
Receivable from banks and brokers	66,198
Property and equipment	7,515
Other current assets	18,870
Total tangible assets	315,346
Total liabilities assumed	238,407
Net assets	76,939
Consideration less net assets	31,696
Identifiable intangible assets:
Software	25,300
Customer relationships	3,150
Intangible assets, net	28,450
Goodwill	3,246

The purchase price was allocated to the assets and liabilities acquired based on their estimated fair value. The excess of the total consideration payable over the preliminary fair value of the net assets acquired was $3.2 million, which was recorded as Goodwill.

7.	The estimated fair value of intangible assets acquired from GFT was $28.5 million, compared to the $9.1 million reported by GFT *. The following pro forma adjustment is required as a result:

(In thousands)
Intangibles per GFT*	$9,125
Fair Value of Intangibles acquired	28,450
Adjustment required	$19,325

8.
Under the terms of the Stock Purchase Agreement, the Seller has agreed to indemnify the Company for certain liabilities of GFT that are expected to be settled after the Closing Date. A pro forma adjustment of $12.1 million has been made to recognize this indemnification asset.

9.	During the six months ended June 30, 2013, Other revenue, as reported by the Company, included revenue from GFT of $0.4 million. GFT recorded these amounts in Trading expenses and commissions.

10.
The Term Loan bears interest at a rate of 8% per annum. The pro forma information presented for the year ended December 31, 2012 and for the six month period ended June 30, 2013, reflects interest expense adjustments of $2.5 million and $1.3 million, respectively, relating to the Term Loan. For purposes of the pro forma information presented, the Company has assumed that no scheduled payments or mandatory prepayments of principal under the Term Loan were required during the periods presented.

11.
The following table sets forth the pro forma adjustments required to reflect the amortization of intangible assets acquired as part of the Transaction. These intangible assets are being amortized on a straight-line basis over their estimated useful lives.

*GFT Property and equipment, net of accumulated depreciation, has been reclassified from the amount previously reported. $9.1 million relating to capitalized software costs has been reclassified to Intangible assets to align with the GAIN presentation.

		In thousands
		Six months ending June 30, 2013	Year ending December 31, 2012
	Life (in years)
Intangible asset amortization - OEC
Trademark	5	$65	$130
Technology	10	82	163
Customer relationships	10	32	63
Total - OEC		$179	$356

Intangible asset amortization - GFT
Software	10	$1,265	$2,530
Customer relationships	5	315	630
Total - GFT		$1,580	$3,160

Total		$1,759	$3,516

12.
The pro forma adjustment for Income / (loss) before income taxes expense has been tax effected at the statutory tax rate of 37.5% for the year ended December 31, 2012 and the six months ending June 30 2013.

13.
In accordance with the Stock Purchase Agreement, the Company issued 3,625,721 shares of common stock with a value of $35.0 million to the Seller as consideration for the shares of GFT. The adjustment to the consolidated balance sheet is the net of the elimination of existing GFT Additional paid in capital and the value of the issued shares.

(In thousands)
Common stock issued as consideration	$35,079
Elimination of GFT equity balance	(257)
Adjustment required	$34,822

14.
During the year ended December 31, 2012, Commission revenue, as reported by OEC, included revenue from the Company of $0.3 million. The Company recorded these amounts in Trading expenses and commissions.

15.	These pro forma adjustments reflect the elimination of all GFT equity balances on consolidation in accordance with the applicable accounting principles.

16.
Under the terms of the Stock Purchase Agreement, the Seller has agreed to indemnify the Company for certain liabilities of GFT that are expected to be settled after the Closing Date. The Seller’s indemnification obligation for these liabilities shall first be settled out of the Holdback Amount, with any amounts in excess of the Holdback Amount being settled directly by the Seller or by reduction of the outstanding Term Loan. Upon settlement of 80% of these liabilities, the remaining Holdback Amount, if any, will be paid to the Seller, subject to certain conditions and terms. The estimated fair value of these liabilities was $12.3 million, compared to the $11.4 million reported by GFT. Although the Company has reflected the full Holdback Amount in the pro forma adjustment, the actual portion of the Holdback Amount payable to the Seller will be offset and reduced by the actual amount paid by the Company to settle such liabilities, subject to the terms and conditions of the Stock Purchase Agreement, and, accordingly, the net Holdback Amount that would have been payable to the Seller as of June 30, 2013 would have been $7.9 million.

The calculation of the preliminary purchase price of GFT, as discussed in Note 6 above, included a preliminary working capital adjustment of $0.4 million which is recorded in Accrued expense and other liabilities.

(In thousands)
Holdback liability	$20,000
Fair value adjustment for certain liabilities	967
Working capital adjustment	356
Adjustment required	$21,323

17. The following table sets forth the pro forma adjustments required to reflect the depreciation of Property and equipment, net of accumulated depreciation, acquired as part of the Transaction. The adjustment further reflects the removal of existing GFT Depreciation and amortization expense. Depreciation expense is calculated straight-line over the life of the lease for leasehold improvement assets. For software, hardware, furniture and equipment depreciation is calculated straight-line over three years.

	In thousands
	Six months ending June 30, 2013	Year ending December 31, 2012

Depreciation required	$1,674	$3,231
Removal of existing GFT depreciation	4,213	9,507
Adjustment required	$(2,539)	$(6,276)